Exhibit 10.l.

                                   CDI CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     SECTION 1. GRANT OF OPTION

     The CDI Corp. Board of Directors' Compensation Committee, pursuant to the authority granted to it under the CDI Corp. 1998 Non-Qualified Stock Option Plan, as amended (the "Plan") hereby grants to Jay G. Stuart (the "Optionee") an option (the "Option" when reference is made to the right to purchase some or all of the Shares) to purchase 50,000 shares of CDI Corp. common stock (the "Shares" when reference is made to all or a portion of the shares subject to the Option), according to the terms and conditions set forth herein and in the Plan.

     SECTION 2. OTHER DEFINITIONS

          (a) "Board" means the board of directors of the Company.

          (b) "Cause" shall have the same meaning as is set forth in an employment or engagement agreement between Optionee and the Company. If there is no such agreement, then Cause shall mean:

               (i) Optionee's rendering services while under the influence of alcohol or illegal drugs;

               (ii) Optionee's performing any act of dishonesty in rendering services to the Company, including falsification of records, expense accounts or other reports;

               (iii) Optionee's conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, theft or business activities;

               (iv) Optionee's violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing Optionee from such activities as are essential for Optionee to perform services for the Company;

               (v) Optionee's violation of any of the Company's policies which provide for termination of employment as a possible consequence of such violation;

               (vi) conduct engaged in by Optionee which is injurious (other than to an immaterial extent) to the Company;

               (vii) the Company's receipt of reliable information from any source of Optionee's entering into or intending to enter into competition with the Company; or

               (viii) insubordination by Optionee.

          (c) "Committee" means the Compensation Committee of the Board.

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          (d) "Company" means CDI Corp.

          (e) "Date of Exercise" means the date on which the written notice required by Section 12 below is received by the Treasurer of the Company.

          (f) "Date of Grant" means October 14, 2002, the date on which the Option is awarded pursuant to the Plan and this Agreement

          (g) "Fair Market Value" of a share of Stock means the closing price of actual sales of shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the shares of Stock on such exchange on the last date on which there was a sale, in either case as reported on the New York Stock Exchange consolidated transaction reporting system.

          (h) "Option Price" means $25.50, representing the Fair Market Value of a share of Stock on the Date of Grant.

          (i) "Retirement" means Optionee's leaving the employ of the Company:

               (i) on or after the date that Optionee satisfies one of the following combinations of age and years of service with the
                    Company:

                    -    60 years of age and 20 years of service;

                    -    62 years of age and 15 years of service; or

                    -    65 years of age and 5 years of service.

               (ii) at such earlier date as may be approved by the Committee, in its sole discretion.

          (j) "Stock" means the Company's common stock, par value $.10 per share.

          (k) "Termination Date" means the earliest of:

                    (i) in the event of the termination of Optionee's employment by the Company for Cause, the date of such termination;

                    (ii) in the event of the termination of Optionee's employment by the Company without Cause or as a result of Optionee's resignation, the date two weeks after the date of such termination;

                    (iii) in the event of the death, Total and Permanent Disability or Retirement of the Optionee, the date six months after the date of such event; or

                    (iv) 11:59 p.m. on October 13, 2009.
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          (l) "Total and Permanent  Disability"  means a medically  determinable disability of a permanent nature as a result of which Optionee is entitled to receive and is receiving disability benefits under the Social Security Act.

     SECTION 3. TIME OF EXERCISE

     No Option shall be exercisable with respect to any Shares unless the Option has vested with respect to such Shares in accordance with Section 4 or 5 hereof. If vested, the Option may be exercised at any time after vesting until the Termination Date, in whole or in part.

     SECTION 4. TIME VESTING OPTION

     To the extent of 17,000 shares of Stock (the "Time Vesting Option"), the Option will vest as follows:

          (a) With respect to 4,250 Shares, the Option will vest on the first anniversary of the Date of Grant;

          (b) With respect to an additional 4,250 Shares, the Option will vest on the second anniversary of the Date of Grant; and

          (c) With respect to an additional 4,250 shares, the Option will vest on the third anniversary of the Date of Grant.

          (d) With respect to the final 4,250 shares, the Option will vest on the fourth anniversary of the Date of Grant.

     Notwithstanding the above, no portion of the Option will vest on or after the Termination Date.

     SECTION 5. TARGET PRICE OPTION

     To the extent of 33,000 shares of Stock (the "Target Price Option"), the Option will vest as follows:

          (a) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $35.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

          (b) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $40.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

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          (c) With respect to 4,714  Shares,  the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $45.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

          (d) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $50.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

          (e) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $55.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

          (f) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $60.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

          (g) With respect to 4,716 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $65.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

     Notwithstanding the above, no portion of the Option will vest on or after the Termination Date.

     SECTION 6. ADDITIONAL OPTIONS

     This is intended to be a two-year option grant, and the Executive will not receive any additional option awards for a two-year period. After this two-year period expires, normal option grants may be issued to Executive as determined by the Board of Directors.

     SECTION 7. WITHHOLDING

     Optionee shall provide for any statutorily required federal, state or local tax withholding hereunder by paying the necessary amount to the Company in cash or by agreeing to accept in full satisfaction of the Option hereunder the net number of Shares remaining after provision for those withholding taxes. Optionee's failure to tender the required withholding amount within five days of the Company's request for that amount shall constitute agreement to accept the net number of Shares remaining after provision for withholding taxes, plus cash in lieu of any remaining fractional Share. The portion of any Shares withheld pursuant to the applicable federal, state and local tax laws shall be determined by using the Fair Market Value of the Stock on the last trading day immediately preceding the date that such Stock is received pursuant to the exercise of the Option.

     SECTION 8. PAYMENT FOR SHARES BY THE OPTIONEE

     Full payment for Shares purchased upon the exercise of the Option shall be made by check, bank draft or in shares of Stock that has been held by Optionee for at least six months. In the event that payment for Shares purchased upon the exercise of the Option is made in shares of Stock, the value of such shares shall be equal to the Fair Market Value of the Stock on the last trading day immediately preceding the Date of Exercise.

     SECTION 9. NONTRANSFERABILITY OF OPTION

     The Option may not be transferred, in whole or in part, unless the Option is transferred (i) by will or the applicable laws of descent and distribution or
(ii) with the prior written approval of the Committee, to the spouse or descendant of the Optionee or a trust for the benefit of the spouse or distribution.

     SECTION 10. STOCK OWNERSHIP STANDARDS

     If Optionee is subject to any stock ownership standards imposed by the Company, those standards may affect Optionee's ability to sell or otherwise transfer some or all of the Shares purchased by Optionee through the exercise of this Option.

     SECTION 11. CANCELLATION OF OPTIONS AND REPAYMENT OF GAINS

     Notwithstanding any other provision of this Agreement, if the Committee determines that Optionee has entered into or intends to enter into competition with the Company or its Subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement or engagement agreement between Optionee and the Company which is being violated by such competition, cancel the outstanding Options granted to Optionee and/or require Optionee to pay to the Company an amount equal to any gains derived from the exercise of any Options previously granted to and exercised by Optionee during the one year period prior to the termination of Optionee's employment or engagement with the Company.

     SECTION 12. MANNER OF EXERCISE

     The Option shall be exercised by giving written notice of exercise to the Company's Treasurer, at 1717 Arch St., 35th Floor, Philadelphia, Pennsylvania 19103-2768. Such notice must state the number of Shares as to which the Option is exercised. Each such notice shall be irrevocable once given. Notice of exercise must be accompanied by full payment.

     SECTION 13. SECURITIES LAWS

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     The Committee  may from time to time impose any  conditions on the exercise of the Option as it deems necessary or advisable to ensure that all options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

     SECTION 14. ISSUANCE OF CERTIFICATES; PAYMENT OF TAXES

          (a) The Option can only be exercised as to whole shares of Stock. Upon exercise of the Option and payment of the Option Price, a certificate for the number of shares of Stock purchased through the exercise will be issued and delivered by the Company to the Optionee, provided that the Optionee has remitted to the Company an amount, determined by the Company, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with the Company for the satisfaction of such withholding requirements.

          (b) Subject to the provisions of Section 13 above, the Company may also condition delivery of certificates for shares of Stock upon the prior receipt from the Optionee of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

     SECTION 15. RIGHTS PRIOR TO ISSUANCE OF CERTIFICATES

     Neither the Optionee nor the person to whom the Optionee's rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Stock issuable upon exercise of the Option until the date of issuance to the Optionee of a certificate for such shares as provided in Section 14 above.

     SECTION 16. OPTION NOT TO AFFECT RELATIONSHIP WITH COMPANY

     The Option shall not confer upon the Optionee any right to continue in the employ or service of the Company.

     SECTION 17. ADJUSTMENT FOR CAPITAL CHANGES

     In case the number of outstanding shares of the Company's capital stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares subject to, and the Option Price of, any then outstanding Option.

     SECTION 18. INTERPRETATION

     The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

Intending to be legally bound, the parties have executed this Agreement effective as of the Date of Grant.

For the Compensation Committee of the           OPTIONEE
Board of Directors of CDI Corp.

By:  /s/ Roger H. Ballou                        /s/ Jay G. Stuart
   ----------------------------------------     -------------------------------
         Roger H. Ballou                            Jay G. Stuart
         President and CEO